Company Contacts:	Investor Relations:
Bob Marbut, Chairman & Co-CEO	Amy Glynn, CFA
Roni Chaimovski, Vice-Chairman & Co-CEO	Cameron Associates
Don Neville, CFO	Phone: (212) 554-5464
Argyle Security, Inc.	amy@cameronassoc.com
Phone: (212) 245-2700 (NY)
Phone: (210) 828-1700 (TX)
Phone: 001-972-545-212-911 (Tel Aviv)
Media Relations:
Deanne Eagle
Cameron Associates
Phone: (212) 554-5463
deanne@cameronassoc.com

ARGYLE SECURITY, INC. CLOSES ACQUISITION OF COM-TEC SECURITY, LLC

Announces Reorganization of Business Units to Support Argyle’s Continued Growth

Com-Tec Security, LLC Highlights
•	Expected Product Cost Savings through Com-Tec’s Lower-Cost Technology
•	Expands Argyle’s National Footprint
•	Com-Tec will Continue to Serve Existing Customer Base
•	Expected to Add $1.5 Million Annually in Recurring Revenues

New Organizational Structure
•	Newly Formed Argyle Security USA to Operate All of Argyle Security Inc.’s U.S. Businesses
•	Argyle Security, Inc. to Have Two Reporting Segments: Argyle Corrections and MCS-Commercial

San Antonio, TX – February 5, 2008 – Argyle Security, Inc. (OTC BB:ARGL), (“Argyle”) a service and solutions provider in the physical electronic security industry, announced today that it closed the previously announced acquisition of Com-Tec Security, LLC (“Com-Tec”) on January 31, 2008.

The acquisition of Com-Tec, an industry leader in the custom design and manufacture of electronic security and communications systems in the U.S., is expected to grow Argyle’s national footprint and provide Argyle with additional capacity for expansion. Importantly, Com-Tec is also expected to add $1.5 million annually in recurring revenues to Argyle’s corrections business.

Following two other completed transactions this year, Peterson Detention, Inc. (“PDI”) and FireQuest, Inc., the Com-Tec transaction represents a continuation of Argyle’s integrated strategic buildup effort. In conjunction with these transactions, Argyle Security has reorganized its business units effective Q1 of this year, positioning the Company to develop and execute strategic growth strategies at every level of the organization, and enabling the Company to retain key talent.

In this reorganization, Sam Youngblood (currently CEO of ISI Security Group) will become President of Argyle Security USA (“Argyle USA”), a new entity that will contain all of Argyle Security’s operations in the United States. Argyle USA will include all of the business units of ISI Security Group, plus the three recently-acquired companies.

Within Argyle USA, the Company is forming “Argyle Corrections,” a group of all the Company’s businesses in the corrections sector. Later, it intends to form a second operating group, to be called “Argyle Commercial Security,” which will encompass the Company’s operating units in the commercial security sector.

After the reorganization, Argyle Security, Inc. will have two reporting segments: Argyle Corrections and MCS-Commercial (to later become part of Argyle Commercial Security, when it is formed).

As part of the reorganization, Argyle Corrections will become the controlling entity for ISI-Detention, PDI, Com-Tec and MCS-Detention. Collectively, the businesses within this group will provide a broad range of product and service offerings for the corrections sector, addressing demand for both “high-tech” and “low-tech” needs. Argyle Corrections will be lead by Don Carr, who has served as President of ISI Security Group for 14 years. MCS-Commercial remains as Argyle’s sole commercial business, led by Butch Roller.

Bob Marbut, Chairman and Co-CEO of Argyle Security, commented, “With the completion of these three transactions in the beginning of 2008, we believe Argyle Security is ready for the next phase of growth in our corrections and commercial businesses. Under Sam Youngblood’s leadership, Argyle Security USA will give us a strong platform from which to grow both organically and through additional acquisitions. Importantly, it also enables us to retain and leverage some of our most important assets - our people and our brand names - which are factors critical to the continued success of our Company.”

Sam Youngblood, CEO of ISI Security Group, commented, “Argyle Security has successfully completed its first round of acquisitions, which was primarily focused on the corrections market. With this step complete, we now have a carefully selected strategic group of entities that will form the foundation of Argyle Corrections. We expect the expanded national footprint, greater distribution channels, enhanced product and service offerings, and the additional capacity gained through our recent acquisitions will further fuel our growth in the corrections market. We are now sharply focused on building a strategic group of companies on the commercial side of our business.”

Roni Chaimovski, Vice-Chairman and Co-CEO of Argyle Security, added, “We believe that each of the three recent acquisitions represents a good strategic and financial fit for Argyle Security USA. International expansion also remains a priority of Argyle Security, Inc., and we continue to evaluate numerous opportunities overseas. Demand for total security solutions within our targeted channels is continuing to grow at a rapid pace, and we have confidence that Argyle’s strong organic growth trends will continue in 2008.”

About Argyle Security, Inc.
Formed in 2005 and headquartered in San Antonio, TX, Argyle Security’s goal is to become a leading global provider of services and solutions in the physical electronic security industry through an integrated buildup strategy. Argyle’s channel focus is Video Surveillance, Access Control, Perimeter Protection, Intrusion Protection, Fire Detection and Threat Analysis, serving selected commercial, governmental and residential markets.

In July 2007, Argyle acquired ISI Security Group (“ISI”). In February 2008, Argyle announced its plan to form Argyle Security USA, which will encompass all of Argyle’s U.S. business operations in both the corrections and commercial sectors, including the operations of ISI and three recently-acquired companies: Com-Tec, PDI and FireQuest. After the reorganization, Argyle Security, Inc. will have two reporting segments: Argyle Corrections and MCS-Commercial.

Argyle Corrections will include ISI-Detention, PDI, Com-Tec and MCS-Detention, making the group one of the largest providers of detention equipment products and service solutions, as well as turnkey, electronic security systems. These systems include unique engineering competencies and proprietary software products.

When the reorganization is complete, MCS-Commercial will operate as its own entity, under Argyle Security USA, providing turnkey, electronic security systems to the commercial market.

Please visit www.argylesecurity.com or www.isisecurity.com for additional information on Argyle Security and ISI.

About Com-Tec Security, LLC
Com-Tec Security, LLC. is an industry leader in the custom design and manufacture of electronic security and communication systems throughout the United States. Their primary markets include correctional facilities, city and county jails, hospitals, schools, industrial facilities, commercial properties and retail stores. Com-Tec currently has more than 40 employees at its 35,000-square foot facility in Appleton, Wisconsin.

Com-Tec has expertise in the following correctional-related security systems: Touch Screen Based Control Systems, UL 508A Control Panels, Door and Gate Control Systems, Closed Circuit Television Systems, Integrated Intercom and Paging Systems, Security Management Systems, Access Control Systems, Perimeter Intrusion Detection Systems, Television Distribution Systems, Facility Upgrades and Retrofits UL 508A Certified Manufacturer.
Com-Tec offers a complete package of services and products from the initial stages of specification development to service and maintenance.

Safe Harbor
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.